As filed with the Securities and Exchange Commission on May 8, 2017

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RICH CIGARS, INC.

(Exact name of registrant as specified in its charter)

Florida	46-3289369
(State of incorporation or organization)	(IRS Employer Identification No.)

3001 North Rocky Point East, Suite 200, Tampa, FL	33607
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  /_/

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /x/

Securities Act registration statement file number to which this form relates: 333-199452

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value per share

Item 1.	Description of Registrant's Securities to be Registered.

The class of securities to be registered hereby is Common Stock, no par value per share (the "Common Stock"), of Rich Cigars, Inc., a Florida corporation (the "Company").  The description of the Common Stock set forth under the caption "Description of Securities" in the Prospectus that constitutes a part of the Company's Registration Statement on Form S-1 (File No. 333-199452) originally filed with the Securities and Exchange Commission on October 17, 2014 and all amendments and supplements to such registration statement filed with the Securities and Exchange Commission, including any prospectus supplement relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2.	Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified, which have been previously filed with the Securities and Exchange Commission:

Exhibit No.	Description
3.1	Articles of Incorporation of Rich Cigars, Inc. (filed as Exhibit 3.1 to our Registration Statement on Form S-1 (File No. 333-199452) on October 17, 2014 and incorporated by reference herein)
3.2	Amendment to Articles of Incorporation of Rich Cigars, Inc. (filed as Exhibit 3(i).2 to our Form 8-K on September 19, 2016 and incorporated by reference herein)
3.3	Amendment to Articles of Incorporation of Rich Cigars, Inc. (filed as Exhibit 3.(i)1 to our Form 8-K/A on May 2, 2017 and incorporated by reference herein)
3.4	Bylaws of Rich Cigars, Inc. (filed as Exhibit 3.2 to our Registration Statement on Form S-1 (File No. 333-199452) on October 17, 2014 and incorporated by reference herein)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 8, 2017	RICH CIGARS, INC.
(Registrant)

	By:	/s/ Richard Davis
Name: Richard Davis
Title: Chief Executive Officer and Principal Executive Officer